UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 6, 2010 (January 4, 2010)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)		87-0400335 (IRS Employer Identification No.)
One Sugar Creek Center Blvd., #125 Sugar Land, Texas 77478 (Address of principal executive offices, including zip code)
voice: (713) 353-9400 fax: (713) 353-9421
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry into a Material Definitive Agreement

On January 4, 2010, Hyperdynamics Corporation (the “Company”) and Parkway Properties LP (“Parkway”) terminated, effective as of December 29, 2009, the lease agreement (the “Original Lease Agreement”) dated as of December 19, 2005, as amended, for the use and occupancy in the building known as the Comercia Bank Building located at One Sugar Creek Center Blvd., #125, Sugar Land, Ft. Bend County, Texas, 77478.

In connection with the termination of the Original Lease Agreement, on January 4, 2010, the Company entered into a new lease agreement (the “New Lease Agreement”) with Parkway, effective as of December 29, 2009, for the use and occupancy of Suite 475 in the Woodbranch Building located at 12012 Wickchester, Houston, Harris County, Texas 77079, at which address the Company’s principal executive office will be located.  The term of the New Lease Agreement is for 60 months beginning on the later of (i) February 1, 2010, (ii) the date the Company tales possession of the property, or (iii) completion of the work plans for initial improvements the property.  Pursuant to the New Lease Agreement, the Company is obligated to make the following base rental payments: (i) $0.00 per month during months 1 – 9; (ii) $17,472.00 per month during months 10 – 12; (iii) $17,957.33 per month during months 13 – 24; (iv) $19,413.33 per month during months 25 – 36; (v) $21,354.67 per month during months 37 – 48; and (vi) $24,266.67 per month during months 49 – 60.

In addition to the base rent, we are responsible for our pro-rata share (10.664%) of operating expenses in connection with the property. We also paid a security deposit of $50,000 at the time of execution of the New Lease Agreement of which $35,000 is expected to be refunded at the end of the 25th month subject to certain conditions.  The foregoing disclosure concerning the New Lease Agreement is qualified in its entirety by reference to the New Lease Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01             Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 10.1	Lease Agreement effective as of December 29, 2009, between Hyperdynamics Corporation and Parkway Properties LP

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: January 5, 2010	By:	/s/ JASON D. DAVIS
	Name:	Jason D. Davis
	Title:	Chief Financial Officer and
Principal Accounting Officer

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EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Lease Agreement effective as of December 29, 2009, between Hyperdynamics Corporation and Parkway Properties LP